UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2016

SOUTHWEST GAS CORPORATION
(Exact name of registrant as specified in its charter)

California	1-7850	88-0085720
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876-7237

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 28, 2016, Southwest Gas Corporation (“Company”) amended its $300 million credit facility.  The amendment extended the expiration date of the credit facility to March 25, 2021 from March 25, 2020, and also revised various sections of the agreement to accommodate the contemplated reorganization of the Company into a holding company structure, as previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on October 13, 2015.

The description of the amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the amendment, which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

10.1
Amendment No. 3 to Revolving Credit Agreement, dated as of March 28, 2016, by and among Southwest Gas Corporation, each of the lenders parties to the Revolving Credit Agreement referred to therein, and The Bank of New York Mellon, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS CORPORATION

Date: April 1, 2016
/s/ GREGORY J. PETERSON
Gregory J. Peterson
Vice President/Controller and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1
Amendment No. 3 to Revolving Credit Agreement, dated as of March 28, 2016, by and among Southwest Gas Corporation, each of the lenders parties to the Revolving Credit Agreement referred to therein, and The Bank of New York Mellon, as Administrative Agent.